SECOND AMENDMENT

            THIS SECOND AMENDMENT dated as of April 6, 2001 (this "Amendment") amends the Second Amended and Restated Five-Year Credit Agreement dated as of September 29, 2000 (as previously amended, the "Credit Agreement") among IMC Global Inc. (the "Company"), various financial institutions (the "Banks") and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

            WHEREAS, the Company, the Banks and the Administrative Agent have entered into the Credit Agreement; and

            WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1 Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement shall be amended as follows:

            1.1     Revised Definitions. The definitions of "Trigger Event 1" and "Trigger Event 2" in Section 1.01 are deleted and the following definitions are substituted therefor in appropriate alphabetical sequence:

"Trigger Event 1" shall be deemed to have occurred on the effective date of the Second Amendment to this Agreement.

"Trigger Event 2" shall be deemed to have occurred on May 21, 2001.

            1.2     Amendment to Section 5.12. The table set forth in Section 5.12 is amended by deleting the Maximum Leverage Ratio of "4.95 to 1.0" for the fiscal quarter ending 3/31/01 and substituting "5.5 to 1.0" therefor.

            1.3     Amendment to Section 5.13. The table set forth in Section 5.13 is amended by deleting the Minimum Interest Coverage Ratio of "2.70 to 1.0" for the fiscal quarter ending 3/31/01 and substituting "2.50 to 1.0" therefor.

            1.4     Amendments to Section 5.16. (a) The first sent ITINERARY ence of Section 5.16 is amended by (i) deleting the word "and" immediately prior to clause (iv) of such sentence and substituting a comma therefor and (ii) adding the following new clause before the final period of such sentence:

"and (v) all of the accounts receivable, inventory and general intangibles of the Company and the Guarantors"

(b) The second sentence of Section 5.16 is amended in its entirety to read as follows:

"In furtherance of the foregoing, the Company will, and will cause the applicable Subsidiaries to, deliver to the Administrative Agent or any applicable collateral trustee from time to time, to the extent necessary or appropriate to comply with the preceding sentence, all documents and instruments reasonably necessary and customary or appropriate to create a perfected Lien on the assets described in the preceding sentence."

            1.5     Amendments to Section 5.17. Section 5.17 is amended by deleting the first two sentences thereof and substituting the following two sentences therefor:

"Promptly upon the occurrence of Trigger Event 2, and from time to time thereafter, the Company will take, and will cause its Subsidiaries to take, such actions as are reasonably necessary or as the Administrative Agent may reasonably request (including delivery of authorization documents, customary opinions of counsel, title commitments or policies, insurance assignments and other customary security documentation) to ensure that the obligations of the Company hereunder and of the Guarantors under the Subsidiary Guaranty are secured by substantially all of the fixed assets of the Company and the Guarantors. In furtherance of the foregoing, the Company will, and will cause the applicable Subsidiaries to, deliver to the Administrative Agent or any applicable collateral trustee, within 90 days after the effective date of the First Amendment to this Agreement (and from time to time thereafter to the extent necessary or appropriate to comply with the preceding sentence), all documents and instruments reasonably necessary and customary or appropriate to create a perfected Lien on the fixed assets of the Company and the Guarantors."

            SECTION 2   Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Banks that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 9 of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date, and (b) no Default or Event of Default exists.

            SECTION 3   Effectiveness. The amendments set forth in Section 1 above shall become effective on the date (the "Effective Date") on which the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Company and the Required Banks; (ii) an amendment fee for each Bank which, on or before noon (Chicago time) on April 6, 2001, executes and delivers to the Administrative Agent (by facsimile or otherwise) a counterpart hereof, such fee to be in an amount equal to 0.125% of such Bank’s Commitment; (iii) a Confirmation, substantially in the form of Exhibit A, signed by each Subsidiary Guarantor; (iv) a Confirmation, substantially in the form of Exhibit B, signed by each Phosphate Guarantor; and (v) a copy of a signed underwritten commitment letter from The Chase Manhattan Bank and/or Goldman Sachs Credit Partners L.P. providing for a replacement credit facility for the Company in an amount not less than $500,000,000.

            SECTION 4  Miscellaneous.

            4.1   Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

            4.2   Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

            4.3   Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

            4.4   Successors and Assigns. This Amendment shall be binding upon the Company, the Banks and the Administrative Agent and their respective successors and permitted assigns, and shall inure to the benefit of the Company, the Banks and the Administrative Agent and the respective successors and permitted assigns of the Banks and the Administrative Agent.

[Signatures follow]

Delivered at Chicago, Illinois, as of the day and year first above written.

IMC GLOBAL INC.

By:______________________________________________

Title:____________________________________________

BANK OF AMERICA, N.A.,
Individually and as Administrative Agent

By:______________________________________________
Title: Managing Director

THE CHASE MANHATTAN BANK,
Individually and as Syndication Agent

By:______________________________________________

Title:_____________________________________________

ROYAL BANK OF CANADA, Individually and as Documentation Agent

By:_______________________________________________

Title:______________________________________________

BANK ONE, NA (Main Office Chicago), Individually and as
Co-Syndication Agent

By:_______________________________________________

Title:______________________________________________

SUNTRUST BANK, ATLANTA, Individually and as
Co-Syndication Agent

By:______________________________________________

Title:_____________________________________________

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:______________________________________________

Title:_____________________________________________

CREDIT AGRICOLE INDOSUEZ

By:______________________________________________

Title:_____________________________________________

THE NORTHERN TRUST COMPANY

By:______________________________________________

Title:_____________________________________________

ABN AMRO BANK N.V.

By:______________________________________________

Title:_____________________________________________

By:______________________________________________

Title:_____________________________________________

BNP PARIBAS

By:______________________________________________

Title:_____________________________________________

THE BANK OF NEW YORK

By:______________________________________________

Title:_____________________________________________

THE BANK OF TOKYO-MITSUBISHI, LTD. CHICAGO BRANCH

By:______________________________________________

Title:_____________________________________________

FIRST UNION NATIONAL BANK

By:______________________________________________

Title:_____________________________________________

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK INTERNATIONAL", NEW YORK BRANCH

By:______________________________________________

Title:_____________________________________________

STANDARD CHARTERED BANK

By:______________________________________________

Title:_____________________________________________

By:______________________________________________

Title:_____________________________________________

BANK HAPOALIM B.M.

By:______________________________________________

Title:_____________________________________________

By:______________________________________________

Title:_____________________________________________

THE DAI-ICHI KANGYO BANK, LTD., CHICAGO BRANCH

By:______________________________________________

Title:_____________________________________________

HSBC BANK USA

By:______________________________________________

Title:_____________________________________________

THE INDUSTRIAL BANK OF JAPAN, LIMITED, CHICAGO BRANCH

By:______________________________________________

Title:_____________________________________________

HARRIS TRUST AND SAVINGS BANK

By:______________________________________________

Title:_____________________________________________

EXHIBIT A

CONFIRMATION

Dated as of April 6, 2001

To:  Bank of America, N.A., individually and as Administrative Agent, and the other financial institutions party to the Credit Agreement referred to below

Please refer to: (a) the Amended and Restated Five-Year Credit Agreement dated as of September 29, 2000 (as previously amended, the "Credit Agreement") among IMC Global Inc., various financial institutions (the "Banks") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"); (b) the Subsidiary Guaranty dated as of January 16, 2001 executed by each of the undersigned, as amended through the date hereof (the "Subsidiary Guaranty"); and (c) the Second Amendment dated as of April 6, 2001 to the Credit Agreement (the "Second Amendment").

Each of the undersigned hereby confirms to the Administrative Agent and the Banks that, after giving effect to the Second Amendment and the transactions contemplated thereby, the Subsidiary Guaranty continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

 IN WITNESS WHEREOF, this Confirmation has been duly executed and delivered as of the day and year first above written.

PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP
By: IMC Global Inc., its Administrative Managing General Partner

By: __________________________________________________

Name: J. Bradford James
Title: Executive Vice President and Chief Financial Officer

And by: FMRP Inc., its General Partner

 By: __________________________________________________

Name: J. Bradford James
Title: Vice President

IMC PHOSPHATES COMPANY
By: IMC Phosphates MP Inc., its General Partner

 By: __________________________________________________

Name: J. Bradford James
Title: Vice President

IMC GLOBAL OPERATIONS INC.

 By: __________________________________________________

Name: J. Bradford James
Title: Executive Vice President and Chief Financial Officer

IMC PHOSPHATES MP INC.
FMRP INC.
IMC GLOBAL POTASH HOLDINGS INC.
IMC USA INC.
KCL HOLDINGS, INC.
IMC POTASH TECHNICAL SERVICES INC.
WESTERN AG-MINERALS COMPANY
IMC POTASH CARLSBAD INC.
IMC POTASH COLONSAY INC.
IMC INORGANIC CHEMICALS INC.
HARRIS CHEMICAL NORTH AMERICA, INC.
IMC KALIUM OGDEN CORP.
IMC SALT INC.
NAMSCO INC.
CAREY SALT COMPANY
IMC CHEMICALS INC.
THE VIGORO CORPORATION
GSL CORPORATION

By: __________________________________________________

Name: J. Bradford James
Title: Vice President

EXHIBIT B

CONFIRMATION

Dated as of April 6, 2001

To:  Bank of America, N.A., individually and as Administrative Agent, and the other financial institutions party to the Credit Agreement referred to below

Please refer to: (a) the Amended and Restated Five-Year Credit Agreement dated as of September 29, 2000 (as previously amended, the "Credit Agreement") among IMC Global Inc., various financial institutions (the "Banks") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"); (b) the Phosphate Guaranty dated as of January 16, 2001 executed by each of the undersigned, as amended through the date hereof (the "Phosphate Guaranty"); and (c) the Second Amendment dated as of April 6, 2001 to the Credit Agreement (the "Second Amendment").

Each of the undersigned hereby confirms to the Administrative Agent and the Banks that, after giving effect to the Second Amendment and the transactions contemplated thereby, the Phosphate Guaranty continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

 IN WITNESS WHEREOF, this Confirmation has been duly executed and delivered as of the day and year first above written.

PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP
By: IMC Global Inc., its Administrative Managing General Partner

By: __________________________________________________

Name: J. Bradford James
Title: Executive Vice President and Chief Financial Officer

And by: FMRP Inc., its General Partner

By: __________________________________________________

Name: J. Bradford James
Title: Vice President

IMC PHOSPHATES COMPANY
By: IMC Phosphates MP Inc., its General Partner

By: __________________________________________________

Name: J. Bradford James
Title: Vice President

IMC PHOSPHATES MP INC.

By: __________________________________________________

Name: J. Bradford James
Title: Vice President

FMRP INC.

By: __________________________________________________

Name: J. Bradford James
Title: Vice President